Exhibit 99.1


                       Pro Forma Financial Statements of
                   GENERAL ENVIRONMENTAL MANAGEMENT, INC. and
                             ULTRONICS CORPORATION
                          as of December 31, 2004, and
                 for the years ended December 31, 2004 and 2003

The proforma unaudited financial statements reflect the closing of the above acquisition transactions as of December 31, 2004, for the Balance Sheet purposes, and for the years ended December 31, 2004 and 2003 for Statements of Operations purposes, as if the Closing had occurred as of such date. The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the individual companies historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 2004

                                                  General                                                             Pro Forma
                                                Environmental        Ultronics       Pro Forma Eliminations           Combined
                                               Management, Inc.     Corporation       Debit           Credit        Balance Sheet
                                              -----------------    -------------    ------------   -----------    -----------------
CURRENT ASSETS
Cash                                          $         553,658    $       4,700    $              $              $        558,358
Accounts receivable, net of allowance
  for doubtful accounts of $267,900                   2,553,447
Inventory                                                43,418                -                                            43,418
Prepaid and other assets                                144,924                -                                           144,924
                                              -----------------    -------------    ------------   -----------    -----------------
      Total Current Assets                            3,295,447            4,700                                          3,300,147

PROPERTY AND EQUIPMENT - NET OF
  ACCUMULATED DEPRECIATION                            2,399,365                -                                          2,399,365

OTHER ASSETS
Restricted Cash                                         552,570                -                                            552,570
Permit                                                  251,441                -                                            251,441
Deposits                                                 38,475                -                                             38,475
Goodwill                                                644,647                -                                            644,647
                                              -----------------    -------------    ------------   -----------    -----------------

      TOTAL ASSETS                            $       7,181,945    $       4,700    $              $              $       7,186,645
                                              =================    =============    ============   ===========    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)
CURRENT LIABILITIES
Line of Credit - factor agreement             $      421,304.00    $           -    $              $              $      421,304.00
Bank overdraft                                                -                -                                                  -
Accounts payable                                      2,868,194              370                                          2,868,564
Payable to related party                                540,228                -                                            540,228
Deferred Rent                                            17,452                -                                             17,452
Accrued expenses                                        363,483                -                                            363,483
Other accrued expenses                                  558,276                -                                            558,276
Current portion of notes payable                        175,373                -                                            175,373
Notes payable to investors                              914,078           10,000                                            924,078
                                              -----------------    -------------    ------------   -----------    -----------------

      Total Current Liabilities                       5,858,388           10,370                                          5,868,758

LONG-TERM LIABLITIES                                          -                -                                                  -

Notes payable, net of current portion                   340,651                -                                            340,651
                                              -----------------    -------------    ------------   -----------    -----------------
      Total Liabilities                               6,199,039           10,370                                          6,209,409

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, 10%, convertible,
  $.000001 par value
  25,000,000 shares authorized                                -                -                                                  -
Common stock, $.000001 par value
  100,000,000 shares authorized,
  17,563,830 and 10,578,634 shares
  issued and outstanding, respectively                       18            6,000                   a)   17,543               23,561
Additional paid in capital                            9,222,022           20,000    a)    49,213                          9,192,809
Accumulated deficit                                  (8,239,134)         (31,670)                       31,670           (8,239,134)
                                              -----------------    -------------    ------------   -----------    -----------------
      Total Stockholders' Equity (Deficiency)           982,906           (5,670)                                           977,236

      TOTAL LIABILITIES AND STOCKHOLDERS'
                      EQUITY (DEFICIENCY)     $       7,181,945    $       4,700    $     49,213   $    49,213    $       7,186,645
                                              =================    =============    ============   ===========    =================

a) Adjustments for restatement of shareholder's equity to give effect for the reverse merger by restating GEM par value to $.001 per share and the elimination of development stage losses of Ultronics to paid in capital.